Exhibit 1.1

HUAZHU GROUP LIMITED

Ordinary Shares

(par value US$0.0001 per ordinary share)

International Underwriting Agreement

September [•], 2020

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

(“Goldman Sachs”)

CMB International Capital Limited

45/F, Champion Tower

3 Garden Road, Central

Hong Kong

(“CMBI”)

CLSA Limited

18/F, One Pacific Place

88 Queensway

Hong Kong

(“CLSA”)

J.P. Morgan Securities (Asia Pacific) Limited

28/F, Chater House

8 Connaught Road Central

Hong Kong

(“J.P. Morgan (Asia Pacific)”)

Morgan Stanley Asia Limited

46/F, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

(“Morgan Stanley Asia”)

As Joint Global Coordinators (as defined herein) and on behalf of the several International Underwriters named in Schedule I-B hereto

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Each as an International Underwriter (as defined below)

Ladies and Gentlemen:

Huazhu Group Limited, a company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the International Underwriters named in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters an aggregate of 18,379,850 ordinary shares (the “Firm Shares”) and, at the election of the International Underwriters, up to an additional 3,063,300 ordinary shares (the “Optional Shares”) of US$0.0001 par value per ordinary share of the Company (“Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the Firm Shares and the Optional Shares being collectively called the “International Offer Shares” and the offering and sale of the International Offer Shares is referred to as the “International Offering”).

The Company has entered into an agreement dated September 10, 2020 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 2,042,300 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Capitalized terms used and not otherwise defined herein have the meanings given to them in the Hong Kong Underwriting Agreement. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[•] per Share (the “Offer Price”), which is exclusive of the brokerage fee per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by The Stock Exchange of Hong Kong Limited (the “SEHK”) and a transaction levy per Share of 0.0027% of the Offer Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case, payable by the purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Brokerage with respect to the International Offer Shares shall be allocated and paid by the Settlement Agent (as defined below) to the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

A prospectus dated September 11, 2020 (the “Hong Kong Prospectus”) has been prepared and used in connection with an offer by the Company for subscription of the Hong Kong Offer Shares in the Hong Kong Public Offering. The Company has made an application for listing the Shares on the Main Board of the SEHK, and Goldman Sachs and CMBI are acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”).

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), on Form F-3 (File No. 333-221129) relating to the registration of the Shares and the 3,063,300 Shares made available for loan by Winner Crown Holdings Limited (the “Lender”) to Goldman Sachs International (the “Borrower”) in accordance with the terms of the stock borrowing agreement dated September [•], 2020, between the Lender and the Borrower (the “Stock Borrowing Agreement” and the “Borrowed Shares”). Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Securities Act, is referred to herein as the “Registration Statement;” the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus;” the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus;” the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus;” any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”); “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II hereto. The Pricing Prospectus, as supplemented by any General Use Issuer Free Writing Prospectus(es) and other documents and information set forth in Schedule II to this Agreement, all considered together, are herein referred to collectively as the “General Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [•] [a.m.]/[p.m.] [Hong Kong] time on the date of this Agreement.

Goldman Sachs, CMBI, CLSA, J.P. Morgan (Asia Pacific) and Morgan Stanley Asia shall act as joint global coordinators and on behalf of the International Underwriters (collectively, the “Joint Global Coordinators,” and each, a “Joint Global Coordinator”); Goldman Sachs, CMBI, CLSA, J.P. Morgan (Asia Pacific) (in relation to the Hong Kong Public Offering), J.P. Morgan Securities plc (in relation to the International Offering), J.P. Morgan Securities LLC (in relation to the International Offering), Morgan Stanley Asia (in relation to the Hong Kong Public Offering) and Morgan Stanley & Co. International plc (in relation to the International Offering) shall act as the joint bookrunners (collectively, the “Joint Bookrunners,” and each, a “Joint Bookrunner”); Goldman Sachs, CMBI, CLSA, J.P. Morgan (Asia Pacific) (in relation to the Hong Kong Public Offering), J.P. Morgan Securities plc (in relation to the International Offering), J.P. Morgan Securities LLC (in relation to the International Offering), Morgan Stanley Asia (in relation to the Hong Kong Public Offering) and Morgan Stanley & Co. International plc (in relation to the International Offering) shall act as the joint lead managers (collectively, the “Joint Lead Managers,” and each, a “Joint Lead Manager”). The International Underwriters hereunder and the Hong Kong Underwriters are simultaneously entering into an agreement (the “Agreement Between Syndicates”), which provides, among other things, that the Joint Global Coordinators shall have the right, in their sole and absolute discretion, to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and the Hong Kong Underwriters. Some of the International Underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

Reference is made to the Stock Borrowing Agreement, pursuant to which the Lender has agreed to lend to the Borrower an aggregate of up to 3,063,300 Shares during the term of Stock Borrowing Agreement to facilitate the settlement of over-allocations.

Capitalized terms used and not otherwise defined herein (including in the Schedules hereto) shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement shall, in each case, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1.      (a) Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the several International Underwriters, and each of the International Underwriters, agrees, severally and not jointly or jointly and severally, to procure purchasers for or, failing which, to purchase itself or through its Affiliates (as defined in Rule 405 under the Securities Act) from the Company, at the Offer Price, the number of Firm Shares set forth opposite such International Underwriter’s name in Schedule I-B hereto (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof).

(b)    In addition, the Company hereby grants to the several International Underwriters the option (the “Over-Allotment Option”), severally and not jointly, to procure purchasers for or, failing which, to purchase themselves or through their respective Affiliates all or a portion of the Optional Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally and not jointly, to procure purchasers for or, failing which, to purchase themselves or through their respective Affiliates, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters (or through its Affiliates or the purchasers procured by it), all or a portion of the Optional Shares to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the Offer Price. The Over-Allotment Option may be exercised by the Joint Global Coordinators in their sole and absolute discretion on behalf of the several International Underwriters, by written notice substantially in the form set forth in Exhibit D hereto, to the Company, at any time and from time to time on or before the expiration of the period of 30 calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”). Any exercise notice shall specify the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, provided however, that, no such date and time of delivery of the Optional Shares shall be earlier than the First Time of Delivery (as defined in Section 2(a) hereof) nor, unless the Joint Global Coordinators and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after delivery of such notice of exercise. Upon any exercise of the Over-Allotment Option, the number of Optional Shares to be purchased by each International Underwriter shall be the number (subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares) which bears the same proportion to the total number of Optional Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares, subject to any reallocation by the Joint Global Coordinators of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof.

(c)     The Joint Global Coordinators shall, with prior consultation with the Company, determine the manner and the basis of allocation of the Hong Kong Offer Shares determine the manner and basis of allocation of the International Offer Shares. Upon authorization by the Joint Global Coordinators of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of the International Offer Shares by such International Underwriter shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under subsection (a) of this Section 1 shall be reduced pro tanto) or, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (c) and under applicable Laws will remain obligated to pay to the Company the aggregate Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(d)    It is agreed and understood that pursuant to the Agreement Between Syndicates, under the direction of the Joint Global Coordinators, if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents (i) 13 times or more but less than 45 times, (ii) 45 times or more but less than 91 times or (iii) 91 times or more of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 14% (in the case of (i)), 19% (in the case of (ii)) and 37% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-Allotment Option). In each case (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators, in their sole and absolute discretion, deem appropriate and in accordance with the Hong Kong Underwriting Agreement. The Reallocated Shares shall be delivered to investors in the Hong Kong Public Offering specified by the Joint Global Coordinators in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering. An amount equal to the underwriting commissions on the Reallocated Shares shall be withheld by the International Underwriters. For the avoidance of doubt, no Underwriting Commission shall be payable by the Company to the Hong Kong Underwriters on any of such Reallocated Shares. The International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares.

(e)     It is understood and agreed that, pursuant to the Hong Kong Underwriting Agreement and the Agreement Between Syndicates, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall have no obligation to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription from the Hong Kong Public Offering to the International Offering (the “Unsold Hong Kong Offer Shares”) to one or more of the International Underwriters in such amounts as the Joint Global Coordinators in their sole and absolute discretion determine, whereupon such International Underwriter will become obligated to purchase, at the Offer Price, the number of Unsold Hong Kong Offer Shares that are reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commissions corresponding to the amount of Unsold Hong Kong Offer Shares reallocated to it to the Hong Kong Underwriters on any of the Unsold Hong Kong Offer Shares reallocated to the International Offering.

(f)     In consideration of the agreement of the Underwriters to purchase or procure purchasers for the International Offer Shares and the Hong Kong Offer Shares, the Company agrees to pay to the Joint Global Coordinators (on behalf of the International Underwriters) a gross commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section, which is equal to [•]% of the Offering Price, and a gross commission per Hong Kong Offer Share which is equal to [•]% of the Offering Price (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering) (together, the “Underwriting Commission”). For the avoidance of doubt, any sponsor fee payable by the Company under the Joint Sponsors’ engagement letters dated May 26, 2020 (the “Sponsor’s Engagement Letters”) is included within the Underwriting Commission and not separately payable, provided, however, that in the event the Global Offering is not consummated, then the Company shall pay the sponsor fee to the Joint Sponsors in accordance with the terms of the Sponsor’s Engagement Letters. The Joint Global Coordinators shall allocate the Total Transaction Fees (as defined in Section 2(d) below) or the Option Transaction Fees (if any) (as defined in Section 2(e) below) to all Underwriters in the same proportions as nearly as may be practicable, as the percentage of Shares set forth opposite the name of the relevant Underwriter in Schedule I-A hereto.

(g)     In connection with the Global Offering, Goldman Sachs (or any person acting for it) is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the date of this Agreement. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person(s) to be its agent or agents for the purposes of taking any stabilization action pursuant to this subsection (g). Any such agent or agents shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (g). Stabilization actions taken pursuant to this subsection (g), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its respective Affiliates, agents and/or subsidiaries not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. Any liabilities, expenses (including without limitation stock borrowing expenses) and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be borne by the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto. Any profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Joint Global Coordinators in accordance with the same proportions as the percentage of Firm Shares set forth opposite the name of the relevant Joint Global Coordinator in Schedule I-B hereto. The Company shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager. Payment of any such profits or gains (if any) referred to in this subsection (g) to the parties entitled thereto, and any liabilities, expenses (including without limitation stock borrowing expenses) and losses shall be made or settled by the Stabilizing Manager within 90 business days from the Option Expiration Date.

(h)    Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or any stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement by the Stabilizing Manager or any International Underwriter to investors under the International Offering. Such payment will be shared in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto.

(i)      Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to Goldman Sachs as clearing bank) shall be borne by each of the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto.

2.      (a) The Company hereby appoints Goldman Sachs as the settlement agent to the Global Offering (the “Settlement Agent”). The time and date of the delivery and payment as described in subsection (b) of this Section 2 shall be made, with respect to the Firm Shares, at or around 3:00 p.m., Hong Kong time, on September 22, 2020, or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing and, with respect to the Optional Shares as to which the Over-Allotment Option has been exercised, at or around 3:00 p.m., Hong Kong time, on the date specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of the International Underwriters’ election to purchase such Optional Shares, or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing. Such time and date for delivery of and payment for the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of and payment for the Optional Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)    The International Offer Shares to be purchased by purchasers procured by the several International Underwriters or, failing which, each International Underwriter hereunder (including any Unsold Hong Kong Offer Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1(e) hereof) shall be delivered by or on behalf of the Company to the Settlement Agent, in definitive form and in such authorized denominations and registered in such names as the Settlement Agent may on behalf of such International Underwriter request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of the Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of the International Underwriters), against payment by or on behalf of such International Underwriter of the International Offer Shares therefor by wire transfer (same day) in Hong Kong dollars in immediately available funds to such account or accounts designated by the Company prior to such Time of Delivery. The Company will cause the certificates representing the International Offer Shares, as applicable, to be made available for checking with respect thereto at the offices of Computershare Hong Kong Investor Services Limited at least 24 hours prior to each Time of Delivery.

(c)     It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless (i) payment therefor has been made pursuant hereto and (ii) each of CCASS and the Company shall have furnished or caused to be furnished to the Joint Global Coordinators, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Global Coordinators of such delivery or transfer of International Offer Shares.

(d)    Except as otherwise agreed in writing by the Company and the Joint Global Coordinators, at the First Time of Delivery, the Settlement Agent shall be entitled to deduct, on behalf of the Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) the Underwriting Commission payable to the Underwriters in accordance with Section 1(f) hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof but excluding any Optional Shares), which the Settlement Agent will, on behalf of the Company, promptly pay or cause to be paid to the persons entitled thereto, and (iii) the aggregate amount of the Brokerage (the aggregate amount in the foregoing sentence is referred to as the “Total Transaction Fees”). The Settlement Agent shall, on behalf of the Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof), arrange payment by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party within 90 business days from the Time of Delivery.

(e)     At each Additional Time of Delivery, the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) the Underwriting Commission in respect of the Optional Shares (to the extent the Over-Allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Optional Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof), which the Settlement Agent will, on behalf of the Company, promptly pay or cause to be paid to the persons entitled thereto (the aggregate amount in the foregoing sentence is referred to as the “Option Transaction Fee”). The Settlement Agent shall, on behalf of the International Underwriters, but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Optional Shares, arrange payment by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party within 90 business days from the Additional Time of Delivery.

(f)     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Offer Shares and any additional documents requested by the International Underwriters pursuant to Section 7(r) hereof, will be delivered at the offices of Freshfields Bruckhaus Deringer (the “Closing Location”), and the Offer Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at or around 6:00 p.m., Hong Kong time, on the Hong Kong Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.      The Company represents and warrants to, and agrees with, each of the International Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 (File No. 333-221129) in respect of the Offer Shares and the Borrowed Shares (as defined below) has been filed with the SEC not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and the Offer Shares have been duly registered under the Securities Act pursuant to such registration statement (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Offer Shares that is filed with the SEC and deemed by virtue of Rule 430B or Rule 430C to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, is hereinafter called the “Pricing Prospectus”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus;” any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement.

(c)     (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)    The Pricing Prospectus, as supplemented by the information listed on Schedule II of this Agreement, taken together (collectively, the “General Disclosure Package”), and any Testing-the-Waters Communication, when considered together with the General Disclosure Package, as of the Time of Sale did not, and as of each Time of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, each “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) and each Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus and each Issuer Free Writing Prospectus, roadshow and each Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, or any Testing-the-Waters Communication conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus or any Testing-the-Waters Communication, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Joint Global Coordinators and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or any Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission.

(e)     The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with the SEC have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(f)     The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Joint Global Coordinators, prepare, make, use, authorize, approve or refer to any offering material, other than the General Disclosure Package and any Issuer Free Writing Prospectus to which the Joint Global Coordinators have consented in accordance with this Agreement;

(g)     (A) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Joint Global Coordinators with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(h)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such or any other documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II to this Agreement;

(i)      The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)     Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock or increase in shares upon conversion of Company securities as described in the Registration Statement, the General Disclosure Package and the Prospectus) or material increase in the long term debt of the Company and its subsidiaries, taken as a whole, or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents (as defined in the Hong Kong Underwriting Agreement), including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(k)    The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as described in the Registration Statement, the General Disclosure Package and the Prospectus or as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and none of the Company or any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease;

(l)      Each of the Company and each of its subsidiaries has been (i) duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong); and each of the business licenses and articles of association of each of the subsidiaries formed under the laws and regulations of the PRC is in full force and effect under, and in compliance with PRC law;

(m)   The Company has an authorized share capital as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and all of the issued and outstanding shares in the share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued shares in the share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (to the extent that the contribution obligations in relation thereto are due) and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Registration Statement, the General Disclosure Package and the Prospectus and pledges of shares of certain PRC subsidiaries required to be made in connection with bank loans in China, and except that the registered capital of each PRC subsidiary of the Company has been or will be validly issued and fully paid with all contributions to such registered capital within the time periods permitted under applicable PRC laws and their constitutive documents; the Offer Shares to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free of any restriction upon the holding, voting or transfer thereof and will conform to the description of the Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Offer Shares is not subject to any preemptive or similar rights;

(n)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and save for certain preemptive rights, rights of first refusal or other similar rights to purchase the Company’s non-wholly owned subsidiaries, no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase, or instruments convertible into or exchangeable for, any equity interest in the Company or its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the share capital of the Company, its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options;

(o)    Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement;

(p)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with;

(q)    The execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents (as defined in the Hong Kong Underwriting Agreement) by the Company or the stock borrowing agreement entered into by Goldman Sachs International (“Borrower”) and Winner Crown Holdings Limited (“Lender”) (“Stock Borrowing Agreement”), as applicable, the issuance and sale of the Offer Shares hereunder by the Company, the issuance and delivery of the Shares by the Lender to the Borrower and the consummation of the transactions contemplated in this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents (as defined in the Hong Kong Underwriting Agreement) and the Registration Statement, the General Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or memorandum and articles of association or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company or the Lender for the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents (as defined in the Hong Kong Underwriting Agreement) for the issuing, offering and sale of the Offer Shares, the deposit of the Offer Shares with the HKSCC or the delivery of the Borrowed Shares, except such as have been obtained under the Securities Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters and such final approval from the SEHK for the listing of and permission to deal in the Offer Shares on the Main Board of the SEHK;

(r)     To the best knowledge of the Company, the up to 3,063,300 Shares available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement have been duly authorized; when the Borrowed Shares have been delivered by the Lender in accordance with the terms of the Stock Borrowing Agreement, such Shares will have been validly issued, fully paid and nonassessable;

(s)     The certificate of incorporation, memorandum and articles of association, by-laws or other constitutional or organizational documents of each of the Company and its subsidiaries comply with the requirements of applicable law in its respective jurisdiction of incorporation and are in full force and effect; and save for the requirements that have been or will be waived by any Governmental Authority (including, without limitation, the Stock Exchange) the constitutional and organizational documents of the Company comply with the laws of Hong Kong (including, without limitation, the Listing Rules) in all material respects;

(t)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong, British Virgin Islands, Singapore or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities in the PRC, Cayman Islands, Hong Kong, British Virgin Islands, Singapore or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except where a waiver or consent from the counterparty has been obtained), except in the case of (A), (B) and (D) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect;

(u)    The application of the net proceeds from the offer and sale of the Offer Shares, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or any governmental authorization applicable to any of the Company or any of its subsidiaries;

(v)    Any third-party statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, the Company has obtained the consents to the use of such data from such sources to the extent required;

(w)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings or arbitration pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries or any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s best knowledge, no event has occurred which is expected to give rise to any of the foregoing actions.

(x)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (the “Licenses”) necessary to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them, except for Licenses where the failure to have such Licenses would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, result in a Material Adverse Effect; all such Licenses contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package and the Prospectus; except for Licenses where the failure to have such Licenses would not have a Material Adverse Effect, all such Licenses are valid and in full force and effect, and none of the Company or its subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any relevant governmental authority is considering revoking, suspending or modifying, any such License;

(y)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Group owns, possesses, licenses or has other rights to use or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them, the loss or expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries that are material to the Company and its subsidiaries, taken as a whole; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute or result in any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries that are material to the Company and its subsidiaries, taken as a whole; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and (vi) to the best knowledge of the Company, none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of the rights of any persons, except for such Intellectual Property that are not material to the Company and its subsidiaries, taken as a whole;

(z)     The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the currently conducted business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in all material respects (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that would not reasonably be expected to have a Material Adverse Effect or that have been remedied without material cost or liability or the duty to notify any other person or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(aa)  (A) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent that could have a Material Adverse Effect on the Company; and (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there have been and are no violations of any applicable labor and employment law in the relevant jurisdictions by the Company or any of its subsidiaries

(bb)  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person.

(cc)   All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects, except where failure to make such return, report or filing, or correctly and properly file any such return, report or filing would not have a Material Adverse Effect; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under U.S. generally accepted accounting principles (“GAAP”) for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has knowledge, after due and careful inquiry, or received notice, of any tax deficiency with respect to the Company or any of its subsidiaries, except for such tax deficiencies that are not material to the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has paid all taxes (including any assessments, fines or penalties) required to be paid by them, except as would not have a Material Adverse Effect and except as being contested in good faith and by appropriate proceedings;

(dd)  The Company and its subsidiaries, and to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance insuring the Company or any of its subsidiaries, and to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company or their respective assets, are in full force and effect; the Company and its subsidiaries, and to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries, or to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it, or to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary.

(ee)   The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(ff)   The Company does not believe it was a passive foreign investment company within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its current taxable year and it does not expect to be one in the foreseeable future;

(gg)   Deloitte Touche Tohmatsu Certified Public Accountants LLP (the “Reporting Accountant”), who have (i) certified certain financial statements of the Company and its subsidiaries, and (ii) audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder;

(hh)  PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, who have audited the financial statements of Steigenberger Hotels AG and its subsidiaries as of and for the twelve months ended December 31, 2019, are an independent certified public accountants with respect to the Company and its subsidiaries under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(ii)     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(jj)            The Company has not received any notice, oral or written, from the Public Company Accounting Oversight Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the SEC or the Public Company Accounting Oversight Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s critical accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; since the date of the latest audited financial statements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(kk)      The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ll)              The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(mm)  Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and the NASDAQ thereunder have been and are applicable to the Company, the Company has taken all necessary action to ensure that there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and the NASDAQ thereunder;

(nn)      The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations;

(oo)      Neither the Company nor any of its subsidiaries nor any director, officer or, to the Company’s knowledge, any agent, employee or affiliate of the Company or of any of its subsidiaries is aware of or has, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined below), in the United States, the PRC, Hong Kong or any other jurisdiction, where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be prohibited under any applicable law of the United States, the PRC, Hong Kong or any other jurisdiction, or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction in connection with the business activities of the Company or any of its subsidiaries, as applicable; without prejudice to the foregoing, neither the Company nor any of its subsidiaries nor any director, officer or, to the Company’s knowledge, any agent, employee or affiliate of the Company or of any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any relevant anti-bribery or anti-corruption laws or the rules or regulations thereunder, including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as may be amended; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith; and no part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (as used herein, “public official” includes any official, agent, officer, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the International Underwriters, or an entity or enterprise with any level of government or state ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above);

(pp)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(qq)      None of the Company nor any of its subsidiaries nor any director, officer or, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Switzerland, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions. The Company will use the proceeds of the offering of the Offer Shares in the manner as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and the Company will not directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company, nor any of its subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a person subject to or target of Sanctions, or with or in a country or territory subject to Sanctions, in the preceding five years, nor does the Company, or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a such persons, or with or in such country or territory. The Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offer Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations in this clause (rr) or in the Registration Statement, the General Disclosure Package and the Prospectus;

(rr)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries and their respective assets and operations are in compliance with, and the Company and each of its subsidiaries have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Environmental Laws (as defined below) in all material respects; (B) there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its subsidiaries, taken as a whole, under, or to interfere with or prevent compliance by each of the Company and its subsidiaries with, Environmental Laws; (C) none of the Company or its subsidiaries is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below), which would, individually or in the aggregate, result in a Material Adverse Change (as used herein, “Environmental Laws” means any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign relating to health, safety, the environment (including, without limitation, the protection, cleanup or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ss)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the other subsidiaries any loans or advances to such subsidiary from the Company or the other subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required by applicable PRC laws and regulations for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC;

(tt)            Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its controlling shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each controlling shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations;

(uu)      Each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents (as defined in the Hong Kong Underwriting Agreement) has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms;

(vv)      The audited and unaudited (but reviewed) financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, to the Company’s audited financial statements present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;

(ww)  The audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of Steigenberger Hotels AG and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Steigenberger Hotels AG and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby;

(xx)      The unaudited pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules and the assumptions underlying such pro forma condensed financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, save for the unaudited pro forma condensed financial information included in the Registration Statement, the General Disclosure Package and the Prospectus, for which a waiver has been granted by the Hong Kong Stock Exchange. The pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus;

(yy)      (A) no material information was withheld from the Reporting Accountant by the Company, for the purposes of their preparation of their reports contained in each of the Registration Statement, the General Disclosure Package and the Prospectus and the comfort letters to be issued by the Reporting Accountant in connection with the Global Offering and all information given to the Reporting Accountant for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading; and (B) no material information was withheld from the Reporting Accountant, the Underwriters, the Joint Global Coordinators, the Joint Sponsors by the Company for the purposes of their review of the pro forma net tangible assets of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus or their review of the Company’s unaudited pro forma financial information, estimated capital expenditures and financial reporting procedures, and none of the Company and the directors of the Company disagree with any aspect of the reports, letters or certificates prepared by the Reporting Accountants, and the opinions attributed to the directors in such reports or letters are honestly held by the directors and are fairly based upon facts within their knowledge after due and careful consideration;

(zz)                           All information disclosed or made available (or which is required to have been disclosed or made available, including, without limitation, as necessary or relevant to the performance by the Joint Sponsors of their obligations as sponsor under the Listing Rules) in writing or orally from time to time by or on behalf of the Company or any of its subsidiaries or any director, officer, employee or agent of the Company or any of its subsidiaries to the SEHK, the SFC, the SEC or the Underwriters for the purposes of the Global Offering and/or the listing of the Offer Shares on the SEHK (including, without limitation, for the purposes of replying to queries raised by the SEHK or the SFC or the SEC) was so disclosed or made available in full and in good faith and was, and remains, complete, true and accurate in all material respects and not misleading in any material respects, and there is no other information which has not been provided the result of which would make the information so received misleading in any material respect;

(aaa)                  All statements or expressions of opinion or intention or forecasts or estimates (including, without limitation, the statements regarding the sufficiency of working capital, future plans, use of proceeds, significant accounting policies, indebtedness, prospects, dividends, material contracts and litigation) disclosed during the course of the Global Offering, remain fairly and honestly made after due and proper consideration and on reasonable grounds and, where appropriate, based on reasonable grounds and assumptions, and such grounds or assumptions remain truly and honestly held by the Company and its directors and there are no other facts known or which could, upon due and careful inquiry, have been known to the Company or its directors the omission of which would make any such statement or expression misleading in any material respect;

(bbb)                  Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter;

(ccc)                     There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering;

(ddd)                  None of the Company nor any of its subsidiaries nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Offer Shares, or (ii) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(eee)                     none of the Directors has revoked or withdrawn the authority and confirmations in the power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(fff)                        none of the Company, its subsidiaries, any of their respective officers, directors, or to the knowledge of the Company, any of their employees, has provided to any investment research analyst (whether directly or indirectly, formally or informally, in writing or verbally) any material information, including forward-looking information (whether qualitative or quantitative) concerning the Company or its subsidiaries that is not, or is not reasonably expected to be (A) included in the Registration Statement, the General Disclosure Package and the Prospectus; or (B) publicly available;

(ggg)                     Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Offer Shares on the Main Board of the Hong Kong Stock Exchange and there is no reason to believe that such approval may be revoked, suspended or modified;

4.                  The Company agrees with each of the International Underwriters:

(a)             To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or supplement to the Registration Statement, the Base Prospectus, or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other materials required to be filed by the Company with the SEC pursuant to Rule 433(d) under the Securities Act; to file promptly all reports required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares; to advise you, promptly after it receives notice thereof, of (i) the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offer Shares, (ii) any notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) any suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose or (v) any request by the SEC to amend or supplement the Registration Statement or the Prospectus or for additional information;

(b)             In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(c)              If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offer Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)             Promptly from time to time to take such action as you may request to qualify the Offer Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)              Within two business days  following the execution and delivery of this Agreement, to furnish the International Underwriters with written and electronic copies of the Prospectus in such quantities as you may reasonably request and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is, in the opinion of counsel to the Underwriters, required  in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your reasonable request to file such document and to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any International Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon your reasonable request but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f)               To make generally available to its security holders as soon as practicable, covering at last 12 months beginning with the first fiscal quarter of the Company occurring after the date of this agreement complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158);

(g)              Except for (i) the issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to Over-Allotment Option) and including, for the avoidance of doubt, any Shares to be loaned and sold pursuant to the Stock Borrowing Agreement, (ii) the grant or issue of securities pursuant to the terms of the Share Incentive Plans, (iii) the performance of the obligations under the indenture dated November 3, 2017 or capped call confirmations dated October 26, 2017 and additional capped call confirmations dated October 31, 2017 that the Company entered into in connection with its convertible senior notes due 2022, or indenture dated May 7, 2020 that the Company entered into in connection with its convertible senior notes due 2026, (iv) the issuance by the Company of any securities upon the exercise of an option or warrant or the conversion of the Company’s convertible senior notes due 2022 or the conversion of the Company’s convertible senior notes due 2026 or any other security outstanding on the date hereof and disclosed in the Hong Kong Prospectus, (v) any capitalization issue, capital reduction or consolidation or sub-division of the Shares, and (vi) any repurchase of securities pursuant to any share repurchase programs existing on the date of the Agreement, during the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-up Period”), the Company hereby undertakes to each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the Joint Sponsors not to, without the prior written consent of the Joint Sponsors and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) and unless in compliance with the requirements of the Listing Rules,

(a)                                         offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or American depositary shares (“ADSs”) of the Company or any securities convertible into or exercisable or exchangeable for Shares or ADSs of the Company (the “Lock-Up Securities”); or

(b)                                         enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such transaction described in clause (a) or (b) is to be settled by delivery of Lock-Up Securities, in cash or otherwise; or

(c)                                          file any registration statement with the SEC relating to the offering of any Lock-Up Securities; or

(d)                                         publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, or file any such registration statement as specified in clause (a), (b), or(c) above.

(h)             To pay the required SEC filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act;

(i)                 To use the net proceeds received by it from the sale of the Offer Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)                To list the Offer Shares on the SEHK by the First Time of Delivery;

(k)             and to maintain such listing on the SEHK for at least six months  after the First Time of Delivery, except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with the Listing Rules and applicable laws or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers) for the Company becoming unconditional;

(l)                 Upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)         To comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable law;

(n)             To maintain accounting and management systems that are appropriate and sufficient to satisfy the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements;

(o)             To ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Controls Consultant have been, are being or will promptly be rectified or improved in accordance with the recommendations set out in the report to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws, and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Controls Consultant in its internal controls report;

(p)             For so long as the Shares are outstanding, to file with the SEHK, the SFC and any other relevant governmental authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable laws to be so filed because the Shares are outstanding;

(q)             Not to be or, after giving effect to the offering and sale of the Offer Shares and the application of the net proceeds thereof as described in the Registration Statement and the Disclosure Package, become an investment company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended;

(r)                Not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of Sanctions;

(s)               Not to, and to cause any of its directors, officers, employees, affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the General Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date of this Agreement;

(t)                Not to, and to cause its affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the General Disclosure Package and the Prospectus and any General Use Issuer Free Writing Prospectus approved by the Joint Global Coordinators;

(u)    Until the Joint Global Coordinators have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilizing Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(v)    Prior to the completion of the Global Offering as notified by the Joint Global Coordinators, without prior approval by the Joint Global Coordinators, not to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or assets, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Effect.

(w)    To do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(x)    Subject to any waiver granted by the SEHK, to procure that no core connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it) apply to purchase the International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for the International Offer Shares by any core connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the International Underwriters);

(y)    To indemnify and hold each of the International Underwriters and their respective affiliates harmless against any documentary, stamp or similar issuance or transfer taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the General Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and to indemnify and hold each of the International Underwriters and their respective affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts).

5.      [Reserved.]

6.      The Company covenants and agrees with the several International Underwriters, to pay or cause to be paid the following:

(a)    fees, disbursements and expenses of Deloitte Touche Tohmatsu in accordance with the engagement letter between the Company and Deloitte Touche Tohmatsu;

(b)    fees, disbursements and expenses of the Hong Kong Registrar, the Hong Kong Registrar and the White Form eIPO Service Provider in accordance with their respective engagement letters with the Company;

(c)     fees, disbursements and expenses of all legal advisers to the Company and the fees and expenses of all legal advisers to the Underwriters in accordance with the relevant engagement letters entered into between the Company and such legal advisers;

(d)    fees, disbursements and expenses of Frost & Sullivan (Beijing) Inc., Shanghai Branch in accordance with the engagement letter between the Company and Frost & Sullivan (Beijing) Inc., Shanghai Branch;

(e)     fees, disbursements and expenses of PricewaterhouseCoopers Business Consulting (Shanghai) Co., Ltd in accordance with the engagement letter between the Company and PricewaterhouseCoopers Business Consulting (Shanghai) Co., Ltd;

(f)     fees, disbursements and expenses of D&P China (HK) Limited in accordance with the engagement letter between the Company and D&P China (HK) Limited;

(g)     fees, disbursements and expenses of any public relations consultants in accordance with the engagement letter between the Company and such public relations consultants;

(h)    fees, disbursements and expenses of CMB Wing Lung Bank Limited and CMB Wing Lung (Nominees) Limited in accordance with the Receiving Bank Agreement (as defined in the Hong Kong Underwriting Agreement);

(i)      fees, disbursements and expenses of other agents and advisors of the Company relating to the Global Offering in accordance with the engagement letter between the Company and its agents and advisors;

(j)     fees, disbursements and expenses related to the application for listing of the Offer Shares on the SEHK, the registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

(k)    all roadshow costs and expenses incurred by the Company (including the fees and expenses of the roadshow coordinator engaged by the Company, if any);

(l)      all printing and advertising costs in relation to the Global Offering which have been approved by the Company in writing in advance;

(m)   all costs of preparation, printing, dispatch and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto;

(n)    all costs and expenses of conducting any presentations relating to the Global Offering incurred by the Company;

(o)    all costs and expenses of conducting pre-marketing and investors education relating to the Global Offering incurred by the Company;

(p)    all costs of preparation, printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(q)    the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, issue, sale and delivery of the Offer Shares;

(r)     all CCASS transaction fees payable in connection with the Global Offering; and

(s)     fees and expenses of the financial printer retained for the Global Offering in accordance with the engagement letter between the Company and the financial printer.

7.      The obligations of the International Underwriters hereunder, as to the Offer Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Sale and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a)    The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act ; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to your reasonable satisfaction;

(b)    Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to Hong Kong laws, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)     Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to U.S. laws, shall have furnished to you such written opinion or opinions and Rule 10b-5 disclosure letter(s), dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)    Jingtian & Gongcheng, counsel for the International Underwriters as to PRC laws, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e)     Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company as to U.S. laws, shall have furnished to you their written opinion or opinions and Rule 10b-5 disclosure letter(s), dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(f)     Cleary Gottlieb Steen & Hamilton (Hong Kong), counsel for the Company as to Hong Kong laws, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(g)     JunHe LLP, counsel for the Company as to PRC laws, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(h)    Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands laws, shall have furnished to you their written opinion or opinions, on and dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(i)      Linklaters LLP, counsel for the Company as to German law, shall have furnished to you their written opinion or opinions, on and dated the date of the Hong Kong Prospectus, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(j)     Maples and Calder (Hong Kong) LLP, counsel for the Company as to British Virgin Island law, shall have furnished to you their written opinion or opinions, on and dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(k)    SHOOK LIN & BOK LLP, counsel for the Company as to Singapore law, shall have furnished to you their written opinion or opinions, on and dated the date of the Hong Kong Prospectus, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(l)      Deloitte Touch Tohmatsu shall have furnished to you comfort letters dated, respectively, the date of the Hong Kong Prospectus, the date of this Agreement and each Time of Delivery, in form and substance satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in or incorporated by reference in each of the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(m)   PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft shall have furnished to you comfort letters dated, respectively, the date of the Hong Kong Prospectus, the date of this Agreement and each Time of Delivery, in form and substance satisfactory to you, which letters shall cover, without limitation, certain financial disclosures of Steigenberger Hotels AG contained in or incorporated by reference in each of the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(n)    Neither the Company nor any of its subsidiaries shall have, since the date of the latest audited financial statements, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock or increase in shares upon conversion of Company securities as described in the Registration Statement, the General Disclosure Package and the Prospectus) or material increase in the long term debt of the Company and its subsidiaries, taken as a whole, or (y) any Material Adverse Effect;

(o)    On or after the Time of Sale the Company does not have any debt securities outstanding that are rated by a “nationally recognized statistical rating organization”, as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act;

(p)    On or after the Time of Sale, there shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the SEHK, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, the PRC or Hong Kong shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, the Cayman Islands, the PRC or Hong Kong authorities, (v) there shall have occurred any outbreak or escalation of hostilities, any change in financial markets, currency exchange rates or controls or any calamity or crisis, or any event or series of events in the nature of force majeure (including, without limitation, acts of government, declaration of a national, regional or international emergency or war, acts of war, acts of terrorism (whether or not responsibility has been claimed), or acts of God), that, in the reasonable judgment of the Joint Global Coordinators, is material and adverse and which, singly or together with any other event specified in this clause 7(p) makes it, in the reasonable judgment of the Joint Global Coordinators, impracticable to proceed with the offer, sale or delivery of the Offer Shares on the terms and in the manner contemplated in the Hong Kong Prospectus, the Registration Statement, the General Disclosure Package and the Prospectus, or (vi) any material adverse change or prospective material adverse change in the earnings, results of operations, business, financial or trading position, conditions (financial or otherwise) of the Company and its subsidiaries (taken as a whole) (including any litigation or claim of any third party being threatened or instigated against the Company and its subsidiaries (taken as a whole)).

(q)      The Company shall have complied with the provisions of Section 4(e) hereof with respect to the furnishing of prospectuses within two business days following the execution and delivery of this Agreement

(r)       The Offer Shares shall have been duly listed on the SEHK;

(s)       The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof; and

(t)       The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you substantially in the form of Exhibit A, Exhibit B and Exhibit C hereto.

8.      (a)The Company will indemnify and hold harmless each International Underwriter, their respective Affiliates, agents, associates, branches, delegates, directors, employees, head offices members, officers, partners and subsidiaries, any person who controls any such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, against any losses, claims, damages or liabilities, joint or several, to which such International Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter for any legal or other expenses reasonably incurred by such International Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information.

(b)    Each International Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an International Underwriter and an applicable document, “International Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Joint Global Coordinators expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the following information in the Prospectus furnished on behalf of each International Underwriter: (i) the names and addresses of the International Underwriters and (ii) the second and third paragraphs under the caption “Activities by Underwriters” on page S-73.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the offering of the International Offer Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)     In the event that any award, order or judgment given or made in relation to any amount due hereunder to the International Underwriters or any indemnified party entitled to seek indemnity against the Company hereunder that is expressed and paid in a currency (the “relevant currency”) other than United States dollars, the Company will, jointly and severally, indemnify each International Underwriter or such other indemnified party against any loss incurred by such International Underwriter or such other indemnified party as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the relevant currency for the purpose of obtaining or enforcing such award, order or judgment and (b) the rate of exchange at which such International Underwriter or other indemnified party is able to purchase United States dollars with the amount of the relevant currency actually received by such International Underwriter or other indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such award, order or judgment as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

9.      (a) If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such International Offer Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter you do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such International Offer Shares, or the Company notifies you that it has so arranged for the purchase of such International Offer Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)       If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds one tenth of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to each Additional Time of Delivery, the obligations of the International Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

10.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offer Shares.

11.    If this Agreement shall be terminated or shall not become unconditional or, for any reason, the Global Offering shall not be completed, the Company will pay or reimburse or cause to be paid or reimbursed reasonable out of pocket expenses referred to in Section 6 hereof, which have been incurred or are liable to be paid by the Joint Global Coordinators, the Joint Sponsors and/or the International Underwriters (other than any defaulting International Underwriter under Section 9 hereof) and all other costs, expenses, fees, charges and Taxation payable by the Company pursuant to Section 6 hereof, forthwith upon demand by the Joint Global Coordinators, the Joint Sponsors and/or the International Underwriters or the relevant party which incurred the costs, expenses, fees, charges and Taxation, as the case may be, but the Company shall then not be liable to pay any underwriting commission and shall then be under no further liability to any International Underwriter except as described above and as provided in Section 8 hereof.

12.    In all dealings hereunder, you shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the International Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives to Goldman Sachs at 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Email: gs-huangshan@gs.com, Attention: Project Huangshan, CMBI at 45/F, Champion Tower 3 Garden Road Central Hong Kong, Email: ecms@cmbi.com.hk, Attention: Project Huangshan, Morgan Stanley (Asia) at 46/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Email: huangshan_ms@morganstanley.com Attention: Project Huangshan, J.P. Morgan (Asia Pacific) to 28/F, Chater House, 8 Connaught Road Central, Hong Kong, Email: Huangshan_core@jpmorgan.com, Attention : Project Huangshan, CLSA to 18/F, One Pacific Place, 88 Queensway, Hong Kong, Email: ProjectHuangshan@clsa.com, Attention: Project Huangshan, and if to the Company shall be delivered or sent by mail or email to [•], Email: [•], Attention: [•]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the International Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the International Underwriters to properly identify their respective clients

13.    This Agreement shall be binding upon, and inure solely to the benefit of, the International Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any International Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the International Offer Shares from any International Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.    Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. in the United States of America is open for business and the term “Hong Kong Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Hong Kong are generally authorized or obligated by law or executive order to close.

15.    The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, the Joint Bookrunners, in their role as such, are acting solely as joint bookrunners of the Global Offering, the Joint Lead Managers, in their role as such, are acting solely in their role as joint lead manager of the Global Offering and the Joint Sponsors, in their role as such, is acting solely as a sponsor in connection with the listing of the Shares on the SEHK.

16.    The Company further acknowledges that the International Underwriters, the Sole Representative, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

17.    The International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Sole Representative, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

18.    The Company, on the one hand, and the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors has advised or is currently advising the Company on other matters).

19.    The Company further acknowledges and agrees that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are not advising the Company, its directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to Company with respect thereto. Any review by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall not be on behalf of the Company.

20.    The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

21.    Notwithstanding anything in this Agreement, none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and any other indemnified party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard). This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the International Underwriters, or any of them, with respect to the subject matter hereof.

22.    This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried non-exclusively in the U.S. District Court for the Southern District of New York or in any state court located in The City and County of New York (“New York Court”) and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.  The Company irrevocably waives and agrees not to claim any immunity (sovereign or otherwise) to which it may otherwise be or become entitled in any action or proceeding brought in any New York courts or in any other courts.

The Company irrevocably appointed Cogency Global Inc. as its authorized agent upon which process may be served in any such suit or proceeding in any New York Court, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.    The Company and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

25.    Notwithstanding anything herein to the contrary, the Company is hereby authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the International Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26.    All payments to be made by the Company under this Agreement shall be paid gross free and clear of any right of counterclaim or set-off, and without deduction or withholding for or on account of, any present or future taxation imposed by any authority and all interest, additions to tax, penalties or similar liabilities with respect thereto, save for any deduction or withholding required by law. If any taxation is required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein is received by the International Underwriters. However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any income taxes of or other Taxes imposed on an International Underwriter or a Joint Global Coordinator as a result of such International Underwriter or a Joint Global Coordinator having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of an International Underwriter or a Joint Global Coordinator to provide information or certification requested by the Company that such taxable person could have legally provided and would have reduced or eliminated such Taxes, or otherwise comply with the applicable Laws relating to Taxation.

27.    Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)    In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c)     As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

28.    Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the parties to this Agreement, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability; and

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)           As used in this section:

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” refers to the relevant International Underwriter to which the BRRD applies;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the International Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the International Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the International Underwriters is pursuant to the authority set forth in a form of Agreement among International Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Huazhu Group Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For themselves and on behalf of each of the International Underwriters

Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

For themselves and on behalf of each of the International Underwriters

CMB International Capital Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

For themselves and on behalf of each of the International Underwriters

CLSA Limited

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

For themselves and on behalf of each of the International Underwriters

J.P. Morgan Securities (Asia Pacific) Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

For themselves and on behalf of each of the International Underwriters

Morgan Stanley Asia Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

For and on behalf of

J.P. Morgan Securities plc

By:
Name:
Title:

For and on behalf of

J.P. Morgan Securities LLC

By:
Name:
Title:

For and on behalf of

Morgan Stanley & Co. International plc

By:
Name:
Title:

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Underwriter	Shares to be Sold	%
Goldman Sachs (Asia) L.L.C.	[•]	[•]
CMB International Capital Limited	[•]	[•]
CLSA Limited	[•]	[•]
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
J.P. Morgan Securities plc	[•]	[•]
Morgan Stanley Asia Limited	[•]	[•]
Morgan Stanley & Co. International plc	[•]	[•]
Total	[•]	100.0

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

Underwriter	Firm Shares to be Sold	%	Hong Kong Offer Shares to be Sold	%
Goldman Sachs (Asia) L.L.C.	[•]	[•]	[•]	[•]
CMB International Capital Limited	[•]	[•]	[•]	[•]
CLSA Limited	[•]	[•]	[•]	[•]
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]	[•]	[•]
J.P. Morgan Securities plc	[•]	[•]	[•]	[•]
Morgan Stanley Asia Limited	[•]	[•]	[•]	[•]
Morgan Stanley & Co. International plc	[•]	[•]	[•]	[•]
Total	[•]	100.0	[•]	100.0

SCHEDULE II

(1)         General Use Free Writing Prospectus(es) (included in the General Disclosure Package)

Not applicable.

(2)         Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

a.              The initial price to the public of the Offer Shares

Exhibit A

Exhibit B

Exhibit C

Exhibit D